UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):   April 30, 2024

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

GSI Technology, Inc. (the “Company”) previously entered into a purchase and sale agreement (the “Agreement”) with D.R. Stephens & Company, LLC (the “Purchaser”), to sell the Company’s 1213 Elko Drive property in Sunnyvale, California for $11.85 million in cash. On April 30, 2024, the Company and the Purchaser entered into an amendment to the Agreement (the “Amendment”) to extend the closing date by a week to Monday, June 10, 2024. The foregoing description of Amendment is subject to, and qualified in its entirety by, the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02   Results of Operations and Financial Condition.

On May 2, 2024, the Company issued a press release announcing financial results for its fourth fiscal quarter and fiscal year 2024 and a business update. A copy of the press release is furnished with this report. The press release should be read in conjunction with the forward-looking statements included in the text of the release.

The information contained in Items 2.02 and 9.01 (Exhibit 99.1) of this report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	First Amendment to Purchase and Sale Agreement with Escrow Instructions dated April 30, 2024 between GSI Technology, Inc. and D.R. Stephens & Company, LLC

99.1	GSI Technology, Inc. Press Release dated May 2, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2024

GSI Technology, Inc.

By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer

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